EXHIBIT 99.3

                        KENTUCKY BANCSHARES INCORPORATED

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON ___________, 2003

                       Solicited on behalf of the Board of
                  Directors of Kentucky Bancshares Incorporated

       The undersigned holder(s) of common shares of Kentucky Bancshares Incorporated, a Kentucky corporation (the "Company"), hereby appoints __________________, _________________, and each of them, attorneys of the undersigned, with power of substitution, to vote all of the common shares which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held on _____________, 2003, and at any adjournment thereof, as follows:

          1. Adoption of the Agreement and Plan of Merger, dated as of November 29, 2002, by and between Peoples Bancorp Inc. and Kentucky Bancshares Incorporated, as amended as of March 6, 2003, and the related Plan of Merger dated as of March __, 2003. Copies of the Agreement and Plan of Merger and the related Plan of Merger are included as Appendices A and B to the proxy statement/prospectus for the special meeting.


                  ______ FOR          ______ AGAINST        ______ ABSTAIN


          2. In their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

A vote FOR Proposal 1 is recommended by the Board of Directors. When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder. If no direction is specified, this proxy will be voted FOR Proposal 1.

Receipt of notice of the special meeting and the proxy statement/prospectus relating thereto is hereby acknowledged.


Dated:  ______________, 2003      --------------------------------------------

                                  --------------------------------------------
                                                   (Signatures)

                                  Shareholders should date this proxy and sign here exactly as name appears at left. If stock is held jointly, both owners should sign this proxy. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign.